  EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Lexaria Bioscience Corp. of our report dated November 13, 2018, relating to the consolidated financial statements appearing in the Annual Report on Form 10- K of Lexaria Bioscience Corp. for the year ended August 31, 2018.

Vancouver, Canada	Chartered Professional Accountants

May 17, 2019